UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2013

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  0-28778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain             Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Officer
On October 18, 2013, the Board of Directors of Tesco Corporation (the “Company”) and Robert L. Kayl, the Company’s Senior Vice President, Chief Financial Officer, and Principal Accounting Officer, mutually agreed to terminate their employment relationship effective November 11, 2013.
As previously disclosed in the Company’s Current Report on Form 8-K filed on October 5, 2012, Mr. Kayl gave notice of his decision to resign from his positions with the Company for personal reasons. At the time of that filing, it was disclosed that the announced resignation would be effective following the date on which the Company filed its Annual Report on Form 10-K for the year ending December 31, 2012 and that the Company would launch a search for his successor. In the Company’s Annual Report on Form 10-K filed March 5, 2013 the Company updated this disclosure by stating that Mr. Kayl and the Company had mutually agreed to extend Mr. Kayl’s employment so that he would stay in his positions until the Company selected his successor and that Mr. Kayl’s previously announced intention to resign had been withdrawn.
(c) Appointment of Officer
On October 18, 2013, the Board of Directors of the Company appointed John M. Dodson to the positions of Interim Chief Financial Officer and Interim Principal Accounting Officer, effective November 11, 2013.
Mr. Dodson, 52, is a Certified Public Accountant, currently serves as the Company’s Controller and is Vice President of Tesco Corporation (US), a subsidiary of the Company. Mr. Dodson has served as the Company’s Controller since October 2009 and served as the Company’s Principal Accounting Officer from November 2009 until March 2012. Mr. Dodson received a bachelor of business administration degree in 1984 from The University of Texas at Austin. Prior to joining the Company, Mr. Dodson served Cal Dive International as its Vice President-Accounting and Corporate Controller from 2005 to 2009.
Mr. Dodson shall continue under his current compensation package he receives as Vice President of Tesco Corporation (US). That compensation package includes $220,500 base salary per year and has the potential to earn a discretionary bonus under the short-term incentive program and participate in employee incentive equity grants.
The selection of Mr. Dodson to serve as Interim Chief Financial Officer and Interim Principal Accounting Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Dodson and any director or other executive officer of the Company and there are no related transactions between the Company and Mr. Dodson reportable under Item 404(a) of Regulation S-K.
The Company intends to continue its formal search for a permanent Chief Financial Officer and Principal Accounting Officer. Mr. Dodson will serve as Interim Chief Financial Officer and Interim Principal Accounting Officer until a permanent officer is named.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: October 21, 2013	By:	/s/ Dean Ferris
Dean Ferris, Sr. Vice President and General Counsel